UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2019

SHOE CARNIVAL, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21360	35-1736614
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

7500 East Columbia Street, Evansville, Indiana  47715

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (812) 867-6471

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Disclosure.

As previously disclosed, on March 26, 2019, Shoe Carnival, Inc. announced the declaration of a quarterly cash dividend of $0.08 per share payable to shareholders of record as of the close of business on April 8, 2019.  Due to an administrative error, this quarterly cash dividend, which was scheduled to be paid on April 22, 2019, was instead paid on April 26, 2019.  The April 8, 2019 record date for the quarterly cash dividend and the amount of the dividend remained unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 26, 2019

SHOE CARNIVAL, INC.

           (Registrant)

                                                                      By:    /s/ W. Kerry Jackson

                                                                      W. Kerry Jackson

                                                                      Senior Executive Vice President

                                                                      Chief Operating and Financial Officer and Treasurer